Exhibit 10.2

Execution Version

JOINDER AGREEMENT NO. 1

THIS JOINDER AGREEMENT NO. 1, dated as of March 8, 2022 (this “Agreement”), is by and among POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), the GUARANTORS party hereto, the FUNDING INCREMENTAL TERM LOAN LENDERS (as defined below), BARCLAYS BANK PLC, as Administrative Agent and JPMORGAN CHASE BANK, N.A., as sub-agent to the Administrative Agent (the “Series A Incremental Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of March 18, 2020 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of September 3, 2021, and that certain Second Amendment to Second Amended and Restated Credit Agreement and First Amendment to Second Amended and Restated Guarantee and Collateral Agreement, dated as of December 17, 2021 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as amended pursuant to this Agreement, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the Lenders party thereto from time to time and Barclays Bank PLC, as Administrative Agent;

WHEREAS, subject to the terms and conditions of the Existing Credit Agreement, the Borrower may request new Incremental Term Loan Commitments (as defined below) by entering into one or more Joinder Agreements with Incremental Term Loan Lenders;

WHEREAS, pursuant to Section 2.14 of the Existing Credit Agreement, the Borrower has requested an Incremental Term Loan Commitment with an Increased Amount Date which is the Joinder Agreement No. 1 Effective Date (as defined below);

WHEREAS, subject to the terms and conditions of the Existing Credit Agreement, this Agreement may, without the consent of any other Lenders, effect such amendments to the Existing Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.14 of the Existing Credit Agreement;

WHEREAS, Barclays Bank PLC, Citicorp North America, Inc., Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC and Morgan Stanley Bank, N.A. (each, in such capacity, a “Funding Incremental Term Loan Lender” and, collectively, the “Funding Incremental Term Loan Lenders”) hereby agree to commit to provide incremental term loans (the “Series A Incremental Term Loans”) in the amount set forth opposite such Funding Incremental Term Loan Lender’s name on Schedule A annexed hereto (the amount set forth on Schedule A annexed hereto, the “Incremental Term Loan Commitment”);

WHEREAS, the proceeds of the Series A Incremental Term Loans will be used to effectuate the SpinCo Transactions; and

WHEREAS, on or around March 10, 2022, the Funding Incremental Term Loan Lenders and the Borrower may enter into an agreement to exchange, in a cashless transaction, all outstanding Series A Incremental Term Loans for consideration comprised of, for each $1.00 of Series A Incremental Term Loans exchanged, $1.00 of issued and outstanding 7.00% Senior Notes due 2030 of BellRing Distribution, LLC, a Delaware limited liability company (to become known as BellRing Brands, Inc., a Delaware corporation) (the “Senior Notes Debt Exchange”).

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Funding Incremental Term Loan Lender (i) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and that it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Series A Incremental Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Series A Incremental Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Series A Incremental Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each Funding Incremental Term Loan Lender hereby agrees to provide Series A Incremental Term Loans on the terms and subject to the conditions set forth below. The Incremental Term Loan Commitments of the Funding Incremental Term Loan Lenders shall terminate in their entirety on the Joinder Agreement No. 1 Effective Date (after giving effect to the incurrence of the Series A Incremental Term Loans).

1.

Incremental Term Loan Commitment. The effectiveness of this Agreement and the obligation of the Funding Incremental Term Loan Lenders to fund the Series A Incremental Term Loans hereunder are subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the “Joinder Agreement No. 1 Effective Date”):

(a) no Event of Default under Section 8.1(a), (f) or (g) of the Existing Credit Agreement, shall exist immediately before or immediately after giving effect to the proposed Borrowing contemplated hereby and the extensions of credit to be made on the Increased Amount Date;

(b) the representations and warranties of the Borrower and each other Loan Party contained in Sections 5.01(a), 5.01(b), 5.02(a), 5.13, 5.17, 5.18, 5.19 (other than the first or second sentence thereof) and 5.20 of the Existing Credit Agreement shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects) on and as of the Joinder Agreement No. 1 Effective Date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects) as of such earlier date;

(c) all fees and reasonable out-of-pocket expenses due and payable to the Lenders, the Arrangers (as defined below) and the Series A Incremental Administrative Agent required to be paid on or prior to the Joinder Agreement No. 1 Effective Date pursuant to the certain engagement letter, dated February 15, 2022, by and among the Borrower and the Arrangers (the “Engagement Letter”) shall have been paid or shall have been authorized to be deducted from the proceeds of the Series A Incremental Term Loans, so long as any such fees or expenses not expressly set forth in the Engagement Letter have been invoiced not less than three (3) business days prior to the Joinder Agreement No. 1 Effective Date; and

(d) the Series A Incremental Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower (other than opinions of counsel) and each in form and substance reasonably satisfactory to the Series A Incremental Administrative Agent:

(i) an opinion from (A) Lewis Rice LLC, and (B) Epstein, Becker & Green P.C. (New York counsel to the Borrower), in each case as reasonably requested by the Series A Incremental Administrative Agent;

(ii) (x) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower, as the Series A Incremental Administrative Agent may reasonably require, (A) certifying that attached thereto is a true and complete copy of the resolutions or written consents of the governing body of the Borrower authorizing the execution, delivery and performance of this Agreement, and that such resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, (B) identifying by name and title and bearing the signatures of the officers or authorized signatories of the Borrower authorized to sign this Agreement and (C) certifying (x) that attached thereto is a true and complete copy of the articles of incorporation of the Borrower, certified by the relevant authority of the jurisdiction of organization of the Borrower, and a true and correct copy of its bylaws and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (y) a good standing (or equivalent) certificate as of a recent date for the Borrower, from the relevant authority of its jurisdiction of organization;

(iii) a certificate executed by the Chief Financial Officer of the Borrower as to the solvency of the Borrower and its Subsidiaries (taken as a whole) on the Increased Amount Date after giving effect to the transactions contemplated hereby;

(iv) a Committed Loan Notice in accordance with Section 2.02 of the Existing Credit Agreement (except that the Administrative Agent, the Series A Incremental Administrative Agent, and the Funding Incremental Term Loan Lenders hereby agree that such Committed Loan Notice may be delivered one (1) Business Day prior to the date of this Agreement); and

(v) a certificate attesting to compliance with clauses (a) and (b) of this Section 1 on the Increased Amount Date.

As used in this Agreement, “Arrangers” means each of J.P. Morgan Chase Bank, N.A. and any of its designated affiliates, Barclays Bank PLC, Citibank, N.A., Goldman Sachs Lending Partners LLC and any of its designated affiliates and Morgan Stanley Senior Funding, Inc.

2.

Post-Closing Covenants. On or before the thirtieth (30th) day following the Joinder Agreement No. 1 Effective Date (or such later date, not to exceed fifteen (15) additional days, as the Series A Incremental Administrative Agent may agree to in its reasonable discretion), the Series A Incremental Administrative Agent shall receive the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (other than the opinions of counsel) and each in form and substance reasonably satisfactory to the Series A Incremental Administrative Agent:

(a) opinions of local counsel in each of the following jurisdictions: Delaware, Illinois, Minnesota, Nebraska, New York, and Ohio; and

(b) (x) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (other than the Borrower), as the Series A Incremental Administrative Agent may reasonably require (A) certifying that attached thereto is a true and complete copy of the resolutions or written consents of the governing body of such Loan Party authorizing the execution, delivery and performance of this Agreement, and that such resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, (B) identifying by name and title and bearing the signatures of the officers or authorized signatories of each Loan Party authorized to sign this Agreement and (C) certifying (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent), of each Loan Party, certified by the relevant authority of the jurisdiction of organization of the such Loan Party, and a true and correct copy of its bylaws and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (y) a good standing (or equivalent) certificate as of a recent date for each Loan Party, from the relevant authority of its jurisdiction of organization.

3.

Applicable Rate. The Applicable Rate for the Series A Incremental Term Loans shall mean, as of any date of determination, 0.50% per annum for any Base Rate Loans that are Series A Incremental Term Loans and 1.50% per annum for any Term SOFR Loans that are Series A Incremental Term Loans. Notwithstanding anything herein or in the Credit Agreement to the contrary, at no time will the Term SOFR Rate in respect of the Series A Incremental Term Loans be deemed to be less than 0.0% per annum. Each of the Funding Incremental Term Loan Lenders party hereto agrees to waive any breakage costs that may arise due to the prepayment of Series A Incremental Term Loans on a day other than the last day of the Interest Period for such Loans elected by the Borrower on the Closing Date.

4.	Maturity Date. The Borrower shall repay the Series A Incremental Term Loans in full on May 6, 2022 (the “Series A Incremental Term Loan Maturity Date”).

5.

Repayment of Series A Incremental Term Loans. The Borrower shall be permitted to repay (without being required to give notice until the day of repayment) the Series A Incremental Term Loans, in whole or in part, in cash pursuant to Section 2.05(a) and/or Section 2.07(a) of the Credit Agreement or, in lieu of cash, with the prior written consent of the Funding Incremental Term Loan Lenders, the Borrower shall be permitted to exchange the Series A Incremental Term Loans for Senior Notes of BellRing Distribution, LLC, a Delaware limited liability company (to become known as BellRing Brands, Inc., a Delaware corporation) pursuant to the Senior Notes Debt Exchange. Upon the prepayment or repayment of any or all of the Series A Incremental Term Loans (whether in cash or pursuant to the Senior Notes Debt Exchange), the Borrower shall pay in cash to the Lenders of the Series A Incremental Term Loans all accrued and unpaid interest on the Series A Incremental Term Loans so repaid or repaid to such date

6.

Post First Short-Term Debt. The incurrence of the Series A Incremental Term Loans shall constitute the Post First Short-Term Debt and usage of the Post First Short-Term Debt Amount under Section 2.14 of the Credit Agreement.

7.

Sub-Agency. For purposes of the Series A Incremental Term Loans, JPMorgan Chase Bank, N.A. will act as sub-agent to the Administrative Agent, pursuant to Section 9.05 of the Credit Agreement. Article 9 of the Credit Agreement shall apply to JPMorgan Chase Bank, N.A., mutatis mutandis, solely in its capacity as Series A Incremental Administrative Agent under this Agreement.

8.	Credit Agreement Governs. Except as set forth in this Agreement, the Series A Incremental Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

9.	Representations and Warranties. By its execution of this Agreement, the Borrower and each Guarantor hereby represents and warrants that, as of the date hereof:

(a) each Loan Party that is a party hereto (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization; and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party;

(b) the execution, delivery and performance by each Loan Party of this Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene the terms of any of such Person’s Organization Documents; and

(c) this Agreement has been duly executed and delivered by each Loan Party that is a party hereto. This Agreement constitutes a legal, valid and binding obligation of each Loan Party a party hereto, enforceable against each such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

10.	Eligible Assignee. By its execution of this Agreement, each Funding Incremental Term Loan Lender represents and warrants that it is an Eligible Assignee.

11.	Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(a) On and after the Joinder Agreement No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

(b) Except as specifically amended by this Agreement, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

12.

Foreign Lenders. For each of the Funding Incremental Term Loan Lenders that is a Foreign Lender, delivered herewith to the Series A Incremental Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Funding Incremental Term Loan Lender may be required to deliver to the Series A Incremental Administrative Agent pursuant to Section 3.01(e) of the Credit Agreement.

13.

No Novation. By its execution of this Agreement, each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Credit Agreement.

14.

Recordation of the Series A Incremental Term Loans. Upon execution and delivery hereof, the Series A Incremental Administrative Agent will record the Series A Incremental Term Loans made by the Funding Incremental Term Loan Lenders in the Register.

15.

Amendment, Modification and Waiver. This Agreement may not be amended, restated, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16.

Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

17.	Governing Law; Jurisdiction; Etc.

THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR TO THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 10.14(b), (c) AND (d) AND 10.15, OF THE EXISTING CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AND MADE A PART HEREOF.

18.	Loan Document. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

19.

Reaffirmation. The Borrower and each Guarantor hereby (a) acknowledges that it has reviewed the terms and provisions of the Existing Credit Agreement and this Agreement and (b) reaffirms, as applicable, its guarantees, pledges, grants of security interests and other obligations under and subject to the terms of each of the Loan Documents to which it is party and agrees that, notwithstanding the effectiveness of this Agreement or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as modified or supplemented in connection with this Agreement and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all of the Obligations.

The Borrower and each Guarantor acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

Nothing in this Agreement shall (i) constitute any waiver of any provisions of the Existing Credit Agreement or any other Loan Document unless expressly set forth herein or (ii) be deemed to require the consent of any Guarantor to any future amendments to or waivers of the Credit Agreement or any other Loan Document, in whole or part.

20.

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

21.

Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

22.

USA PATRIOT Act. Each of the Funding Incremental Term Loan Lenders and the Series A Incremental Administrative Agent (for itself and not on behalf of the Funding Incremental Term Loan Lenders) hereby notifies the Borrower that pursuant to the requirements of the Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, tax identification number and address of the Borrower and each Guarantor and other information that will allow the Funding Incremental Term Loan Lenders or the Series A Incremental Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act and the Beneficial Ownership Regulation. The Borrower shall, and shall cause each Guarantor to, promptly following a request by the Series A Incremental Administrative Agent or the Funding Incremental

Term Loan Lenders, provide all documentation and other information that the Series A Incremental Administrative Agent or the Funding Incremental Term Loan Lenders request in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

23.

Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for another purpose or be given any substantive effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BARCLAYS BANK PLC, as Funding Incremental Term Loan Lender

By:	/s/ Regina Tarone
Name: Regina Tarone
Title: Managing Director

[Signature Page to Joinder Agreement No. 1]

CITICORP NORTH AMERICA, INC., as Funding Incremental Term Loan Lender

By:	/s/ Ioannis Theocharis
Name: Ioannis Theocharis
Title: Vice President

[Signature Page to Joinder Agreement No. 1]

GOLDMAN SACHS LENDING PARTNERS LLC, as Funding Incremental Term Loan Lender

By:	/s/ Charles Johnston
Name: Charles Johnston
Title: Authorized Signatory

[Signature Page to Joinder Agreement No. 1]

J.P. MORGAN SECURITIES LLC, as Funding Incremental Term Loan Lender

By:	/s/ William Oleferchik
Name: William Oleferchik
Title: Managing Director

[Signature Page to Joinder Agreement No. 1]

MORGAN STANLEY BANK, N.A., as Funding Incremental Term Loan Lender

By:	/s/ Brendan MacBride
Name: Brendan MacBride
Title: Authorized Signatory

[Signature Page to Joinder Agreement No. 1]

Borrower:

POST HOLDINGS, INC.

By:	/s/ Matthew J. Mainer
Name: Matthew J. Mainer
Title: Senior Vice President and Treasurer

[Signature Page to Joinder Agreement No. 1]

Guarantors:

ANIMATED BRANDS, LLC
ANIMATED BRANDS HOLDING, LLC
BE PARTNER LLC
BEF FOODS, INC.
BEF MANAGEMENT, INC.
BEF RESTAURANT SERVICES LLC
BOB EVANS EXPRESS, LLC
BOB EVANS FARMS, INC.
BOB EVANS FARMS, LLC
BOB EVANS HOLDING, INC.
BOB EVANS TRANSPORTATION COMPANY, LLC
CASA TRUCKING, INC.
COMET PROCESSING, INC.
CRYSTAL FARMS DAIRY COMPANY
HENNINGSEN FOODS, INC.
KETTLE CREATIONS, LLC
MCAFE HOLDING, LLC
MFI HOLDING CORPORATION
MFI INTERNATIONAL, INC.
M.G. WALDBAUM COMPANY
MICHAEL FOODS, INC.
MICHAEL FOODS GROUP, INC.
MICHAEL FOODS OF DELAWARE, INC.
MICHAEL FOODS SOUTHWEST CO.
MOM BRANDS COMPANY, LLC
MOM BRANDS SALES, LLC
NATIONAL PASTEURIZED EGGS, INC.
NATIONAL PASTEURIZED EGGS, LLC
NORTHERN STAR CO.
PAPETTI’S HYGRADE EGG PRODUCTS, INC.
PCB BATTLE CREEK, LLC
PINELAND FARMS POTATO COMPANY, INC.
POST CONSUMER BRANDS, LLC
POST FOODS, LLC
WEETABIX COMPANY, LLC

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Assistant Secretary of each above-listed Guarantor

[Signature Page to Joinder Agreement No. 1]

Guarantors Continued:

BRIGHT FUTURE FOODS, LLC
IMPACT REAL PROPERTIES, LLC
PHI CANADA HOLDING CORP.

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary of each above-listed Guarantor

[Signature Page to Joinder Agreement No. 1]

Consented to by:
BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Regina Tarone
Name: Regina Tarone
Title: Managing Director

[Signature Page to Joinder Agreement No. 1]

Consented to by:
JPMORGAN CHASE BANK, N.A.
as Series A Incremental Administrative Agent

By:	/s/ William Oleferchik
Name: William Oleferchik
Title: Managing Director

[Signature Page to Joinder Agreement No. 1]